EXHIBIT 99.1

P.O. Box 110 • Route 5 • South Deerfield • MA • 01373-0110

FOR IMMEDIATE RELEASE

Contact:    Bruce H. Besanko

(413) 665-8306

THE YANKEE CANDLE COMPANY, INC. REPORTS

FISCAL 2007 FIRST QUARTER RESULTS

First Quarter Revenue Up 7%

South Deerfield, MA – May 15, 2007 – The Yankee Candle Company, Inc. (“Yankee” or the “Company”) today announced financial results for the first quarter ended March 31, 2007. As a result of the Company’s Merger with an affiliate of Madison Dearborn Partners, LLC on February 6, 2007 (the “Merger”), the financial results being reported are the combined results of (i) The Yankee Candle Company, Inc. and its subsidiaries (the “predecessor entity”), for the period from December 31, 2006 to February 5, 2007 and (ii) Yankee Holding Corp. and its subsidiaries (the “successor entity”), for the period from February 6, 2007 to March 31, 2007. A breakdown of the two periods is provided within this press release. Yankee Holding Corp. is a holding company formed in connection with the Merger and is now the parent company of The Yankee Candle Company, Inc.

Total revenue for the first quarter was $143.0 million, a 7% increase over the year ago quarter, driven by sales of new stores, including sales attributable to the Illuminations business acquired in July 2006, as well as sales from new wholesale locations. Comparable sales in the Company’s Retail Segment, including its Consumer Direct business, increased by 1% over the prior year period.

As a result of the Merger, the Company’s financial results as reported in accordance with United States generally accepted accounting principles (“GAAP”) include significant costs and expenses related to the Merger, including transaction expenses and the impacts of required purchase accounting adjustments. As such, on a non-GAAP basis combining the results of predecessor and successor, the Company generated a net loss for the first quarter of 2007 of $22.6 million compared with net income of $12.5 million in the first quarter of 2006. Net income prior to the impact of the cumulative effect of the Merger expenses and related purchase accounting was $1.6 million in the quarter with a reconciliation provided at the end of this press release.

The Company also presents EBITDA (earnings/loss before interest, income taxes, depreciation and amortization) and Adjusted EBITDA (as defined below) to provide investors with additional information to evaluate our operating performance and our ability to service our debt. EBITDA for the quarter was ($10.1) million compared to $25.8 million for the prior year. Adjusted EBITDA for the quarter was $29.1 million or 20.3% of sales compared to $27.0 million or 20.1% of sales for the prior year. The decrease in EBITDA was due primarily to transaction-related expenses and purchase accounting adjustments associated with the Merger. Merger-related expenses, purchase accounting adjustments and non-cash equity based compensation expenses were $38.2 million. Reconciliations of first quarter results to EBITDA and Adjusted EBITDA, which are non-GAAP measures, are included at the end of this press release.

“Craig Rydin, Chairman and Chief Executive Officer, commented, “We exceeded our plan for the first quarter with both of our segments on an adjusted basis producing solid bottom-line results. Adjusted EBITDA for the quarter was $29.1 million, slightly ahead of our internal projections and a 7.9% increase over last year’s first quarter of $27.0 million. We achieved excellent leverage on our 7% sales increase, thanks to good execution by our teams including delivering continued productivity and cost control.”

First Quarter Highlights:

•

Retail sales, including Illuminations, were $67.5 million, an increase of 9.5% versus the prior year’s quarter. Comparable sales in the 376 retail stores including the South Deerfield and Williamsburg flagship stores that have been open for more than one year were flat. Consumer Direct increased 5% over the fiscal 2006 first quarter. Including Consumer Direct, total retail comparable sales increased 1%.

•	Wholesale sales were $75.5 million in the first quarter, an increase of 4.4% over the year ago quarter.

•

For the quarter, the Company used cash in operating activities of $34.6 million, net of the excess tax benefit from exercise of stock options, ending the quarter with revolver borrowings (net of cash balances) of $26.5 million and excess availability under its revolving credit facility of $88.5 million. At March 31, 2007, the Company had $1.2 billion of total long term debt outstanding. For the first quarter of 2007, the Company had capital expenditures of $6.2 million.

Craig Rydin concluded, “Despite unfavorable weather-related issues impacting our comparable store sales, our Retail team executed very well on several fronts including our semi-annual clearance sale, our introduction of new fragrances including our World launch, and improved in-store presentation. This superior execution together with last year’s price increase contributed to solid retail segment margins, excluding merger-related charges. Additionally, our Wholesale business performed quite well, once merger-related charges are excluded, driven by favorable manufacturing and purchasing costs, the effects of the 2006 price increase, the successful roll-out of new products and more focused account management and promotional spending in the domestic segment. We are proud of our first quarter results, which exceeded our internal projections.”

Earnings Conference Call:

The Company will host a conference call to be broadcast via the Internet at 11:00 a.m. (EST) this morning to more fully discuss fiscal 2007 first quarter results. This call is being webcast by CCBN and can be accessed at The Yankee Candle Company’s web site at www.yankeecandle.com. Click on the “About Us” link, and then select the “Investor Information” link. Enter your registration information ten minutes prior to the start of the conference. The dial-in number is (866) 383-8119, for International Calls the dial-in number is (617)597-5344. Participant Pass Code is 70479465.

The Yankee Candle Company, Inc. is the leading designer, manufacturer, wholesaler and retailer of premium scented candles, based on sales, in the giftware industry. Yankee has a 37-year history of offering distinctive products and marketing them as affordable luxuries and consumable gifts. The Company sells its products through a North American wholesale customer network of approximately 16,300 store locations, a growing base of Company owned and operated retail stores (426 located in 42 states as of March 31, 2007), direct mail catalogs, its Internet websites (www.yankeecandle.com, www.illuminations.com and www.aromanaturals.com), international distributors and to a European wholesale customer network of approximately 2,600 store locations (through its distribution center located in Bristol, England).

This press release may contain certain information constituting “forward-looking statements” for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to the statements contained herein with respect to management’s current estimates of the Company’s financial and operating results for Fiscal 2007, and any other statements concerning the Company’s or management’s plans, objectives, goals, strategies, expectations, estimates, beliefs or projections, or any other statements concerning future performance or events. Actual results could differ materially from those indicated by these forward-looking statements as a result of various risks and uncertainties, including but not limited to the following: the impact of our recent Merger with affiliated investment funds of Madison Dearborn Partners, LLC on our financial and operating results; the risk that the substantial indebtedness incurred in connection with the Merger, and the debt agreements entered into in connection therewith, might restrict our ability to operate our business and pursue certain business strategies; the risk that we may not be able to generate sufficient cash flows to meet our debt service obligations; the current economic conditions in the United States as a whole and the continuing weakness in the retail environment; the risk that we will be unable to maintain our historical growth rate; the effects of competition from others in the highly competitive giftware industry; our ability to anticipate and react to industry trends and changes in consumer demand; our dependence upon our senior executive officers; the risk of loss of our manufacturing and distribution facilities; the impact on our stock price of seasonal, quarterly and other fluctuations in our business; the risk of any disruption in wax supplies; and other factors described or contained in the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, or the Registration Statement on Form S-4 filed on March 30, 2007 (Registration No. 333-141699-05), each on file with the Securities and Exchange Commission. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. While we may elect to update certain forward-looking statements at some point in the future, we specifically disclaim any obligation to do so even if experience or future events may cause the views contained in any forward-looking statements to change.

The Yankee Candle Company, Inc. and Subsidiaries

Consolidated Statements of Operations

(in thousands)

(Unaudited)

	Successor Period February 6, 2007 To March 31, 2007			Predecessor Period December 31, 2006 To February 5, 2007			Non-GAAP Combined Thirteen Weeks Ended March 31, 2007			Thirteen Weeks Ended April 1, 2006
Sales:
Retail	$40,885	45.62%		$26,622	49.87%		$67,507	47.21%		$61,637	46.03%
Wholesale	48,732	54.38%		26,760	50.13%		75,492	52.79%		72,277	53.97%

Total sales	89,617	100.00%		53,382	100.00%		142,999	100.00%		133,914	100.00%

Cost of sales	66,109	73.77%		24,553	45.99%		90,662	63.40%		61,936	46.25%

Gross profit	23,508	26.23%		28,829	54.01%		52,337	36.60%		71,978	53.75%

Retail	23,886	58.42	%(A)	14,089	52.92	%(A)	37,975	56.25	%(A)	31,976	51.88	%(A)
Wholesale	5,557	11.40	%(B)	2,112	7.89	%(B)	7,669	10.16	%(B)	5,291	7.32	%(B)

Total selling expenses	29,443	32.85%		16,201	30.35%		45,644	31.92%		37,267	27.83%
General & administrative expenses	11,822	13.19%		13,828	25.90%		25,650	17.94%		15,464	11.55%

Income from operations	(17,757)	-19.81%		(1,200)	-2.25%		(18,957)	-13.26%		19,247	14.37%
Interest (income)	(12)	-0.01%		(1)	0.00%		(13)	-0.01%		(7)	-0.01%
Interest expense	15,863	17.70%		986	1.85%		16,849	11.78%		2,788	2.08%
Other (income) expense	(10)	-0.01%		(15)	-0.03%		(25)	-0.02%		(145)	-0.11%

Income before provision for income taxes	(33,598)	-37.49%		(2,170)	-4.07%		(35,768)	-25.01%		16,611	12.40%
Provision for income taxes	(12,866)	-14.36%		(340)	-0.64%		(13,206)	-9.23%		4,140	3.09%

Net income	$(20,732)	-23.13%		$(1,830)	-3.43%		$(22,562)	-15.78%		$12,471	9.31%

(A) Retail selling expenses as a percentage of retail sales.

(B) Wholesale selling expenses as a percentage of wholesale sales.

The Yankee Candle Company, Inc. And Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

ASSETS	March 31, 2007	December 30, 2006
	(unaudited)

Current Assets:
Cash and cash equivalents	$8,505	$22,773
Accounts receivable, net	45,277	33,769
Inventory	84,842	61,130
Prepaid expenses and other current assets	10,721	8,651
Deferred tax assets	8,183	5,872

Total Current Assets	157,528	132,195
Property, Plant And Equipment, net	154,888	140,603
Marketable Securities	138	2,021
Deferred Financing Costs	31,478	596
Deferred Tax Assets	—	67,288
Other Assets	1,459,278	30,219

Total Assets	$1,803,310	$372,922

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$25,853	$26,052
Accrued payroll	11,627	19,802
Accrued income taxes	—	26,600
Other accrued liabilities	34,359	25,446
Short-term debt	6,500	—

Total Current Liabilities	78,339	97,900
Deferred Compensation Obligation	178	2,213
Long-Term Debt	1,203,500	140,000
Deferred Rent	9,034	17,244
Deferred Tax Liability	100,878	0
Stockholders’ Equity	411,381	115,565

Total Liabilities And Stockholders’ Equity	$1,803,310	$372,922

The Yankee Candle Company, Inc.

March 31, 2007 Earnings Release

Supplemental Data

	Quarter	Year to Date	Total
YCC Retail Stores	6	6	409
Illuminations Retail Stores	1	1	17
Total Retail Stores	7	7	426
Wholesale Customer Locations—North America (1)	(1,066)	(1,066)	16,315
Wholesale Customer Locations—Europe	136	136	2,638
Square Footage—Gross	9,030	9,030	852,584
Square Footage—Selling	6,989	6,989	663,340
Retail Comp Store Sales Change % (2)	0%	0%
Retail Comp Store Count (2)	376		376
Retail Comp Store Sales Change %, excl. Flagships (2)	0%	0%
Retail Comp Store & Consumer Direct Sales Change % (2)	1%	1%
Sales per Square Foot (3)		$596
Store Count		377
Average store square footage, gross (4)		1,653
Average store square footage, selling (4)		1,273
Gross Profit (5)
Retail $	$28,116	$28,116
Retail %	41.6%	41.6%
Wholesale $	$24,221	$24,221
Wholesale %	32.1%	32.1%
Segment Profit (5)
Retail $	($9,859)	($9,859)
Retail %	–14.6%	–14.6%
Wholesale $	$16,552	$16,552
Wholesale %	21.9%	21.9%
Depreciation & Amortization (5)	$9,545	$9,545
Inventory per Store, excluding Illuminations		$42,000
Inventory Turns		3.6 (6)
Capital Expenditures (5)	$6,150

(1)	Wholesale locations driven by exit of Staples and PetSmart, which sold a subset of non-candle products.
(2)	Acquired stores are included in the comparable store sales calculation beginning with the first full quarter following the first anniversary of the date of the acquisition.
(3)	Trailing 12 months, stores open for full 12 months, excluding S. Deerfield/Williamsburg Flagships and Illuminations.
(4)	Excludes S. Deerfield and Williamsburg, VA Flagship stores. Includes Illuminations stores.
(5)	Dollars in thousands.
(6)	Based on a 13 month avg. inventory divided by 12 month rolling COGS.
Calculation excludes the step-up of inventory related to the merger acquisition.

Reconciliation of EBITDA and Adjusted EBITDA

In addition to the results reported in accordance with GAAP, the Company has provided information regarding “EBITDA” and “Adjusted EBITDA”, both of which are non-GAAP financial measures. EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is EBITDA adjusted to exclude non-recurring or non-cash items and any other similar charges deemed appropriate by the Company. In the present period, these include Merger related charges, the impact of purchase accounting adjustments and non-cash equity compensation expense. EBITDA and Adjusted EBITDA are not intended to represent cash flow from operations as defined by GAAP and should not be used as an alternative to net income (loss) as an indicator of operating performance or to cash flow as a measure of liquidity. Following the Merger, we believe the presentation of EBITDA and Adjusted EBITDA provides useful information to investors regarding our results of operations because such presentation assists in analyzing and benchmarking the performance value of our business. We believe EBITDA and Adjusted EBITDA are useful to investors because they help enable investors to evaluate our business in the same manner as our management now evaluates our business following the Merger, and because these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies with substantial financial leverage. In addition, because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we also use Adjusted EBITDA for business planning purposes, to incent and compensate our management personnel and to measure our performance relative to that of our competitors. While EBITDA and Adjusted EBITDA are frequently used as a measure of operating performance and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. In evaluating our operating performance these measures should be used in conjunction with GAAP measures.

EBITDA and Adjusted EBITDA are calculated as follows:

	Combined	Predecessor
	Thirteen weeks ended March 31, 2007	Thirteen weeks ended April 1, 2006
Net income(loss)	$(22,562)	$12,471

Income taxes(benefit)	(13,206)	4,140
Interest expense, net— excluding amortization of deferred financing fees	16,134	2,682
Amortization of deferred financing fees	702	99
Depreciation	6,621	6,014
Amortization	2,222	372

EBITDA	(10,089)	25,778
Equity-based compensation (a)	949	1,182
Merger costs (b)	10,415	—
Purchase accounting (c)	27,826	—

Adjusted EBITDA	$29,101	$26,960

(a) Non-cash charges related to equity-based compensation, excluding approximately $8.2 million of stock based compensation expense associated with the acceleration of vesting of certain options, restricted shares and performance shares.

(b) Represents certain costs incurred in connection with the Merger. Includes approximately $8.2 million of stock based compensation expense associated with the acceleration of vesting of certain options, restricted shares and performance shares and certain other third-party costs (primarily legal) as a result of the Merger. It includes the quarterly installment of approximately $0.4 million associated with MDP’s annual advisory fee.

(c) Includes approximately $27.0 million of amortization expense associated with the step up in inventory due to the Merger. The total step-up was $43.4 million and is being amortized over three months from the date of the Merger.

Reconciliation of Net Income Prior to the Impact of Merger expenses and related Purchase Accounting

Combined
Thirteen weeks ended March 31, 2007
Pre-tax loss	$(35,768)

Purchase accounting	27,826
Merger costs	10,415

Pro-forma pre-tax loss	2,473
Provision for income taxes	912

Pro-forma net income	$1,561